UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2018
ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 805-1599

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
James Kramer, Executive Vice President of Astronics Corporation (the "Company") and President of the Company's subsidiaries, Luminescent Systems, Inc. and Astronics DME LLC, has determined to monetize a portion of his equity position in the Company's common stock in a systematic, non-discretionary manner with minimal market impact and in accordance with applicable law and regulations.
Accordingly, pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, Mr. Kramer adopted a written plan on June 13, 2018 relating to future sales of the Company's common stock. Mr. Kramer's plan will begin on August 22, 2018 and will continue until December 31, 2018, unless sooner terminated. Under Mr. Kramer's plan, he will place an order to sell 11,800 shares of the Company's common stock on August 22, 2018, and an order to sell 3,200 shares of the Company's common stock on November 20, 2018, on the open market and at prevailing market prices, subject to a price floor. The maximum number of shares to be sold pursuant to the plan is 15,000 shares of the Company's common stock.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation
Dated:	June 14, 2018	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer